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                                                                     EXHIBIT 5.1

                               GLENN L. GEARHART
                                Attorney at Law
                              7222 Seaworthy Drive
                         Huntington Beach, CA USA 92648
                       Ph 714-536-8045  Fax 714-536-7035


March 14, 1997

MHS Entertainment Corporation
3330 Ocean Park Blvd.
Santa Monica, CA 90405

     Re:  MHS Entertainment Corporation,  Form S-1 Registration Statement
                                          -------------------------------

Dear Sir or Madam:

In connection with the pending Registration Statement on Form S-1 (the "Registration Statement") filed by MHS Entertainment Corporation, a Utah corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering for sale under the Securities Act of 1993, as amended (the "Act"), an aggregate of 3,250,000 shares of the Company's Common Stock, you have requested my opinion as to certain legal matters regarding the issuance under Utah law of the Common Stock.

For purposes of rendering this opinion, I have examined such documents as I have deemed advisable or necessary, including, among other things, the Company's Articles of Incorporation and Bylaws, resolutions adopted by the Company's Board of Directors authorizing the issuance and sale of the Common Stock, and oral and written representations from officers of the Company. In rendering this opinion, I have also made such other investigations and reviewed such other corporate and official records, agreements, certificates, approvals and other documents, and have reviewed such matters of law, as I have deemed necessary or appropriate for purposes of this opinion.

On the basis of such examination and inquiries, and relying thereon, I am of the opinion that the issuance and sale of the Common Stock have been duly authorized by all necessary corporate action under the laws of the State of Utah, and that the shares of Common Stock, when issued, sold and paid for as described in the Registration Statement, will be validly issued, fully paid and non-assessable under the laws of the State of Utah.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Registration Statement.

Very truly yours,

 /s/ Glenn L. Gearhart
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Glenn L. Gearhart